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                                                                     EXHIBIT 3.2
                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                      AMERICAN PLUMBING & MECHANICAL, INC.






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                                    ARTICLE I

                                    OFFICES

         Section 1. The registered office of American Plumbing & Mechanical, Inc. (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The Corporation may also have offices at such other places both within and without the state of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of Directors shall be held at such place as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect by a plurality vote the Directors pursuant to Article III of these Bylaws, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to a vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the anniversary of the date of the proxy statement for the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the



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time of the previous year's proxy statement, the notice must be received by the
Corporation at least 60 days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting.

         A stockholder's notice to the Secretary shall set forth, as to each matter a stockholder proposes to bring before the annual meeting, (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and his reasons for conducting such business at the annual meeting, (ii) any material interest of such stockholder in such business, (iii) the name, principal occupation and record address of such stockholder, (iv) the class and number of shares of the Corporation which are held of record or beneficially owned by such stockholder, (v) the dates upon which such stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership and (vi) such other matters as may be required by the Certificate of Incorporation as amended or restated from time to time (the "Certificate of Incorporation").

         Notwithstanding any other provision in these Bylaws, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this Section 3, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         At any special meeting of stockholders, only such business shall be conducted as shall have been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. In accordance with Section 5 of this Article II, nothing in this Section 3 shall entitle any stockholder to propose business for consideration at any special meeting of stockholders.

         Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement or otherwise present any such proposal to stockholders at a meeting of stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and the Corporation shall not be required to include in its proxy statement to stockholders any stockholder proposal not required to be included in its proxy statement to stockholders in accordance with the Exchange Act and such rules or regulations; provided, however, nothing in this Section 3 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list

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shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders for any purpose may be called only by the Chairman of the Board of Directors and shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors. The business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Chairman or by the Secretary at the request of a majority of the entire Board of Directors.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. The holders of a majority of the stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

         Section 8. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting, except as otherwise required by this
Section 8, if the time and place thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. If a quorum exists, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in these Bylaws or in the Certificate of Incorporation or by a specific statutory provision superseding the provisions contained in these Bylaws or the Certificate of Incorporation.



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         Section 10. Each stockholder shall at every meeting of the stockholders, subject to any restriction or qualification set forth in the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

         Section 11. After an initial public offering of the Corporation's Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be affected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

         Section 12. At each meeting of stockholders, the Chairman or Vice-Chairman of the Board of Directors shall preside, and the secretary shall keep records, and in the absence of either such officer, his duty shall be performed by a person appointed at the meeting.

                                   ARTICLE III

                                    DIRECTORS
Number, Nomination, Removal

         Section 1. The number of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than 3 nor more than 15 persons. The Directors shall be elected at the annual meeting of the stockholders in accordance with the provisions of Section 2 of this Article and Section 9 of the Certificate of Incorporation, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. Any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 120 days nor more than 150 days prior to the anniversary of the date of the proxy materials for the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice must be received by the Corporation at least 60 days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting.

         Each such notice given by a stockholder shall set forth the following information, in addition to any other information or matters required by the Certificate of Incorporation:


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              (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the exact name of such person, (ii) such person's age, principal occupation, business address and telephone number and residence address and telephone number, (iii) the number of shares (if any) of each class of stock of the Corporation owned directly or indirectly by such person and (iv) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including such person's notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected) had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

              (b) as to the stockholder giving the notice, (i) his name and record address, (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of the Corporation which are held of record or beneficially owned by him and the dates upon which he acquired such shares of stock and documentary support for any claims of beneficial ownership, and (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

         If the presiding officer of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of these Bylaws, such nomination shall be void.

         Section 3. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. or by a sole remaining Director, provided that any vacancy in the Board of Directors arising through death, resignation or removal of the director elected by the Restricted Common Stock shall be filled only by a special meeting of the holders of the Restricted Common Stock called for the purpose of electing a director to fill such vacancy. Any Director elected or chosen as provided herein shall hold office until the sooner of the following events: (i) the expiration of the term of the directorship to which he is appointed, (ii) such time as his successor is elected and qualified or (iii) his resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         Section 4. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under


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specified circumstances, any Director may be removed from office only for cause by the stockholders in the manner provided in this Section 4. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, a Director may be removed for cause by the affirmative vote of the holders of at least 662/3 percent of the capital stock of the Corporation entitled to vote at an election of such Director.

         Section 5. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Advisory Member of the Board of Directors

         Section 6. The holders of a majority of the outstanding shares of the Company's Restricted Common Stock may appoint one individual to serve as an advisory member of the Board of Directors (the "Advisory Member"). Such Advisory Member will be entitled to attend all meetings of the Board of Directors and meetings of committees thereof and to speak at such meetings. Such Advisory Member shall also be entitled to receive copies of any and all materials delivered to the Board of Directors; provided, however, such Advisory Member will not be entitled to a vote at any meeting of the Board of Directors or committee thereof and shall not have any duties or responsibilities of a Director. Other than reimbursement for expenses, if any, related to attendance at each meeting of the Board of Directors, the Advisory Member will not be paid for attendance at such meetings.

Meetings of the Board of Directors

         Section 7. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 8. Meetings of the Board of Directors may be held at such time and place as shall be specified in a notice given in the manner hereinafter provided, or as shall be specified in a written waiver signed by all of the Directors.

         Section 9. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 10. Special meetings of the Board of Directors may be called by the Chairman of the Board on 24 hours' notice to each Director, either personally or by telecopy or telegram; special meetings shall be called by the president, chief executive officer or secretary in like manner and on like notice on the written request of three Directors.


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         Section 11. Except as provided in these Bylaws to the contrary, at all meetings of the board a majority of the total number of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the Directors entitled to vote and present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Certificate of Incorporation shall require a vote of a greater number. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 12. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 13. At all meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.

         At all meetings of the Board of Directors, the Chairman or Vice-Chairman of the Board of Directors shall preside, and in the absence of either such Director a person shall be chosen by the board from among the Directors present to act as chairman of the meeting.

         The secretary of the Corporation shall act as secretary of the meeting of the Board of Directors, but in the absence of the secretary, the presiding officer may appoint any person to act as secretary of the meeting.

Executive Committee; Committees of Directors

         Section 14.

         The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more Directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee, the member or members thereof present at the meetings and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority


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in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or
(ii) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 15. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Compensation of Directors

         Section 16. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or retainer as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever notice is required to be given to any Director or stockholder pursuant to a statutory provision or the Certificate of Incorporation or these Bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears in the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given personally or by telegram or telecopy.

         Section 2. Whenever notice is required to be given pursuant to a statutory provision or the Certificate of Incorporation or Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be the Chairman of the Board of Directors, a chief executive officer, a president, a secretary and a treasurer. The Board of Directors may also appoint one or more chief operating officers, one or more vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices


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may be held by the same person, unless the Certificate of Incorporation or these
Bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board of Directors, a chief executive officer, a president, a secretary and a treasurer and may choose one or more one or more chief operating officers, one or more vice presidents and such other officers as the Board of Directors shall determine in its sole discretion.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

The Chairman of the Board of Directors

         Section 6. The Chairman of the Board of Directors of the Corporation shall preside at all meetings of stockholders and the Board of Directors. He shall perform such duties and have such powers as usually appertain to the office or as the Board of Directors may from time to time prescribe.

The Chief Executive Officer

         Section 7. The Chief Executive Officer shall be a senior officer of the Corporation and shall perform such duties and have such powers as usually appertain to the office or as the Board of Directors may from time to time prescribe. He shall have the authority to execute all documents and instruments necessary to carry out the management of the business of the Corporation. He shall report to the Board of Directors.

The President

         Section 8. The president of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the authority to execute all documents and instruments necessary to carry out the management of the business of the Corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution

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thereof shall be expressly delegated by the Board of Directors to some other officer or agent of this Corporation. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. He shall report to the Board of Directors.

The Chief Operating Officer

         Section 9. The chief operating officer of the Corporation shall be responsible for the day-to-day operations of the Corporation and shall have the authority to execute all documents and instruments necessary to carry out such operations. The chief operating officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The chief operating officer shall report to the chief executive officer of the Corporation.

The Chief Financial Officer

         Section 10. The chief financial officer of the Corporation shall be responsible for the finances of the Corporation and shall have the authority to execute all documents and instruments necessary with respect to financial matters, including, without limitation, loan agreements, indentures, promissory notes, mortgage instruments, security agreements and financing statements. The chief financial officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The chief financial officer shall report to the chief executive officer of the Corporation.

The Vice Presidents

         Section 11. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there is more than one, the vice presidents in the order determined by the Board of Directors, or, if there be no such determination, then in the order of their election), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the president. The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Secretary and the Assistant Secretary

         Section 12. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, if any such seal be adopted by resolution of the Board of Directors, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give


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general authority to any other officer to affix the seal of the Corporation and to attest the affirming thereof by his signature.

         Section 13. The assistant secretary (or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, or, if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Treasurer and Assistant Treasurer

         Section 14. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

         Section 15. The assistant treasurer (or, if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, or, if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. Every holder of stock in the Corporation shall be entitled to a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the president or a vice president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any signature on the certificate may be a facsimile. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the designations, preferences. and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating,



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optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee or, (2) by a registrar other than the Corporation or its employee, any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfers of Stock

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Fixing Record Date

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting prior to an initial public offering of the Corporation's Common Stock, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.



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



Registered Stock Holders

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

Dividends

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Checks

         Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

         Section 4. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of each year, unless otherwise determined by the Board of Directors.

Seal

         Section 5. The corporate seal, if any such seal be adopted by resolution of the Board of Directors, will be in such form as the Board of Directors may prescribe. The seal may be used by



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

causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed thereon.

Interested Directors and Officers

         Section 6.

         (a) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if;

              (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

              (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

              (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE VIII

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by the affirmative vote of a majority of the entire Board of Directors at any meeting and without the consent or vote of the stockholders. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by the stockholders at any annual meeting of the stockholders or at any special meeting of the stockholders, if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such meeting, by the affirmative vote of at least 75% of the aggregate number of votes entitled to be cast thereon and the affirmative vote of the holders of at least 75% of the then outstanding shares of each class of stock of the Corporation voting separately as a class, provided that holders of shares of any series of Preferred Stock shall not be entitled to vote with respect to any such amendment unless (i) specifically required by the Directors' Resolution providing for the issue of such series of Preferred Stock, (ii) provided in the Certificate of Designation for the applicable series of Preferred Stock or (iii) otherwise required by the DGCL.


                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

         Section 1. The Corporation shall, to the full extent permitted by
Section 145 of Title 8 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all officers and directors of the Corporation whom it may indemnify pursuant thereto. The provisions of this
Article IX shall apply to acts or omissions occurring before or after the adoption hereof. The right of indemnification herein provided for shall not be exclusive of any other right to which any Director or officer may now or hereafter be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, shall continue as to a person who has ceased to be such Director or officer entitled to indemnification pursuant to this Article IX and shall inure to the benefit of the heirs, executors and administrators of such Director or officer.

         Section 2. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Advisory Member, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX or of Section 145 of the General Corporation Law of the State of Delaware.

         Section 3. The indemnification provided by this Article IX shall be subject to all valid and applicable laws, and, in the event this Article IX or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control, and this Article IX shall be regarded as modified accordingly and, as so modified, shall continue in full force and effect.


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